EXHIBIT 10.k

                      FINGERHUT COMPANIES, INC.
                           AND SUBSIDIARIES
                     ANNUAL INCENTIVE BONUS PLAN
                  FOR DESIGNATED CORPORATE OFFICERS



1. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

     1.1. Base Pay - a specific dollar amount identified in
     Schedule X.

     1.2. Compensation Committee - a committee comprised solely of two or more "outside directors" of Fingerhut
     Companies, Inc. which satisfies the requirements of
     Section 162(m) of the Code; provided, however, that until the first meeting of shareholders of the Company at which directors are to be elected that occurs after July 1, 1994, the Compensation Committee may be composed of two or more disinterested directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     1.2. Code - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

     1.3. Company - Fingerhut Companies, Inc., a Minnesota corporation, and any of its affiliates that adopt this Plan.

     1.4. Participant - the Chairman and Chief Executive
     Officer, and any of the Executive Vice Presidents or Senior Vice Presidents of the Company who are designated by the Compensation Committee prior to the start of a Performance Period as Participants in this Plan.

     1.5. Performance Period - the twelve consecutive month period which coincides with the Company's fiscal year.

     1.6. Targeted Bonus Percentage - the percentage identified in Schedule Y.

     1.7. Company Performance Factor - a percentage identified in Schedule Z. The Company Performance Factor shall be directly and specifically tied to one or more of the following business criteria: the Company's consolidated pre-tax earnings, net revenues, net earnings, operating income, earnings before interest and taxes, cash flow, return on equity, return on net assets employed or earnings per share for the applicable Performance Period, all as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish at the beginning of the applicable Performance Period. Such Performance Factors shall constitute the sole business criteria upon which the performance goals under this Plan shall be based.

2.   Administration.

     2.1. Compensation Committee. The Plan shall be administered by the Compensation Committee.

     2.2. Determinations made prior to each Performance Period. Prior to each Performance Period, or solely in this case of the Performance Period which begins January 1, 1994, prior to April 1, 1994, the Compensation Committee shall:

          (a)  designate Participants for that Performance
Period;

          (b) determine each Participant's Base Pay for the Performance Period by amending (in writing) Schedule X;

          (c)  establish Targeted Bonus Percentages for the
Performance Period by amending (in writing) Schedule Y;

          (d)  establish Company Performance Factors for the
Performance Period by amending (in writing) Schedule Z.

     2.3. Certification. Following the close of each Performance Period and prior to payment of any bonus under the Plan, the Compensation Committee must certify in writing that the Company Performance Factor and all other factors upon which a bonus is based have been attained.

     2.4. Shareholder Approval. The material terms of this Plan shall be disclosed to and approved by shareholders of the Company in accordance with Section 162(m) of the Code.
No bonus shall be paid under this Plan unless such shareholder approval has been obtained.

3.   Bonus Payment.

     3.1. Formula. Each Participant shall receive a bonus payment for each Performance Period in an amount not greater than:

          (a)  the Participant's Base Pay for the
Performance Period, multiplied by

          (b) the Participant's Targeted Bonus Percentage for the Performance Period, multiplied by

          (c) the Participant's Company Performance Factor for the Performance Period.

     3.2. Limitations.

          (a)  No payment if Performance Factor not
achieved. In no event shall any Participant receive a bonus payment hereunder if the Performance Factor and all other factors on which the bonus payment is based is not achieved during the Performance Period.

          (b)  No payment in excess of preestablished
amount. No Participant shall receive a payment under this Plan for any Performance Period in excess of $1.5 million.

          (c)  Compensation Committee may reduce bonus
payment. The Compensation Committee retains sole discretion to reduce the amount of or eliminate any bonus otherwise payable under this Plan.

4.   Benefit Payments.

     4.1. Time and Form of Payments. Subject to any deferred compensation election pursuant to any such plans of the Company, benefits shall be paid to the Participant in one or more cash payments as soon as determined by the Compensation Committee after it has certified that the Company Performance Factor and all other factors upon which the bonus payment for the Participant is based have been attained.

     4.2. Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

     4.3. Tax Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

5. Amendment and Termination. The Compensation Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

6.   Miscellaneous.

     6.1. Effective Date. January 1, 1994.

     6.2. Term of the Plan. Unless the Plan shall have been discontinued or terminated, the Plan shall terminate on December 31, 1998. No bonus shall be granted after the termination of the Plan; provided, however, that a payment with respect to a Performance Period which begins before such termination may be made thereafter. In addition, the authority of the Compensation Committee to amend the Plan, shall extend beyond the termination of the Plan.

     6.3. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     6.4. Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

     6.5. Employment Rights and Other Benefit Programs.
The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company.
In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, the participant's employment at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

     6.6. No Trust or Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

     6.7. Governing Law. The validity, construction and effect of the Plan or any bonus payable under the Plan shall be determined in accordance with the laws of the State of Minnesota.

     6.8. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

     6.9. Qualified Performance-Based Compensation. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder as qualified performance-based compensation within the meaning of Section 162(m) of the Code.

                              SCHEDULE X

                 BASE PAY FOR PERFORMANCE PERIOD
       BEGINNING ON ___________ AND ENDING ON ___________



          Job Title [or name]           Base Pay

                           SCHEDULE Y

        TARGETED BONUS PERCENTAGE  FOR PERFORMANCE PERIOD
       BEGINNING ON ___________ AND ENDING ON ___________



          Job Title                Targeted Bonus Percentage

                           SCHEDULE Z

       COMPANY PERFORMANCE TARGETS FOR PERFORMANCE PERIOD
       BEGINNING ON ___________ AND ENDING ON ___________